Exhibit 3

State of Delaware - Division of Corporations

DOCUMENT FILING SHEET - Fax# 302/739-3812

Priority 1 (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour) ■	Priority 7 (Reg. Work)
☐	☐	☐	■	☐

SUBMITTER'S INFORMATION

Company/Firm or Individual's Name ____________________

Return Address ____________________

City – State - Zip ____________________

Attention: ____________________

Phone# ____________ Fax# ____________

E-mail address ____________________

Account Number ____________________

DO NOT WRITE IN THIS SPACE

EACH REQUEST MUST BE SUBMITTED AS A SEPARATE ITEM WITH THIS FILING SHEET AS THE FIRST PAGE OF EACH SUBMISSION.

DOCUMENT FILING REQUEST INFORMATION

Name of Company/Entity ____________________

File Number ____________ Reservation Number ____________

Type of Document ____________________

Check if document is:
Changing Name ________ Changing Registered Agent ________ Changing Stock ________

OTHER DOCUMENT FILING INFORMATION

# of Certified Copies returned 1

Other requests GOOD STANDING

Check # ________ Total $ enclosed ________

METHOD OF RETURN

_____ Messenger/Pick up
_____ Express Service Delivery Select Express Type
Acct# ____________
_____ Regular Mail
_____ Other Fax or e-mail is not available.

CREDIT CARD INFORMATION American Expr
(Visa, MasterCard, American Express & Discover Card Only)

5314000112228127

Expiration Date 07/24 / Sec. Code 152

COMMENTS/FILING INSTRUCTIONS

INSTRUCTIONS

1. Visit corp.delaware.gov/cvrmemo.shtml for complete instructions on how to properly complete this memo.
2. Fully shade in the required Priority Square using a dark pencil or marker, staying within the square. .

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A
CORPORATION PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is Florida.

2.) The jurisdiction immediately prior to filing this Certificate is Florida.

3.) The date the Limited Liability Company first formed is 1/31/2018.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is PRO MUSIC RIGHTS, LLC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is PRO MUSIC RIGHTS, Inc..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 4TH day of November, A.D. 2020.

By: [signature]

Name: Jake Noch
Print or Type

Title: Member
Print or Type

CERTIFICATE OF INCORPORATION

OF

PRO MUSIC RIGHTS, INC.

A DELAWARE CORPORATION

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I.

The name of this Corporation is PRO MUSIC RIGHTS, INC.

ARTICLE II.

The registered office of the corporation in the State of Delaware shall be 12 Timber Creek Lane, Newark, New Castle County, Delaware 19711, and the name of the registered agent of the corporation in the State of Delaware at such address is The Incorporators Ltd.

ARTICLE III.

The purpose of this Corporation is to carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

Section 1. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,550,000,000 (a) 1,000,000,000 shares of Class A Common Stock, par value $0.00001 (the “Class A Common Stock”); (b) 500,000,000 shares of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock”); (c) 50,000,000 shares of Preferred Shares, par value $0.00001 per share (the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation (as defined below) and irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 2. A statement of the designations of each class of the Corporation’s capital stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

a. COMMON STOCK.

1. Voting Rights.

i. General Right to Vote Together. Except as otherwise provided expressly herein or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

ii. Votes per Share. Except as otherwise expressly provided herein or required by applicable law, each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by applicable law, each holder of shares of Class B Common Stock shall be entitled to one hundred (100) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

2. Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

i. Dividends. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be

ii. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

iii. Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class

b. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware (the “Preferred Stock Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

ARTICLE V.

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors; Election. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. The number of directors that constitute the whole Board of Directors shall be fixed pursuant to a resolution of the Board of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI.

A director of the Corporation shall not be personally liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No amendment, modification or repeal of Article VI shall adversely affect the rights and protection afforded to a director of the Corporation under this Article VI for acts or omission occurring prior to such amendment, modification or repeal.

ARTICLE VII.

Section 1. In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Certificate of Incorporation of the Corporation and/or the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Certificate of Incorporation of the Corporation and/or the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the issued and outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of Class B Common Stock shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

ARTICLE VIII.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE X.

The name and the mailing address of the Sole Incorporator is as follows:

JAKE NOCH

1978 GULF SHORE BLVD. S.

NAPLES, FL 34102

[Remainder of this page intentionally left blank]

This Certificate has been subscribed as of November 4, 2020 by the undersigned who affirms that the statements made herein are true and correct.

/s/ Jake Noch
JAKE NOCH
Sole Incorporator

PRO MUSIC RIGHTS, LLC

WRITTEN CONSENT IN LIEU OF A

SPECIAL MEETING OF THE SOLE MEMBER

November 4, 2020

The undersigned, being the sole member of Pro Music Rights LLC, a Florida limited liability company (the “Company”), in lieu of holding a special meeting of the sole member of the Company (the “Member”), pursuant to the Florida Revised Limited Liability Company Act (the “Act”) and in accordance with Section 265 of the General Corporation Law of the State of Delaware (“DGCL”), hereby takes the following actions and adopts the following resolutions by written consent:

I.	APPROVAL OF CONVERSION TO A DELAWARE CORPORATION

WHEREAS, the Member of the Company deems it advisable and in the best interests of the Company that the Company convert from a Florida limited liability company to a Delaware corporation pursuant to Sections 605.1041 through 605.1046 of the Act and in accordance with Section 265 of the DGCL (the “Conversion,” and the Company, from and after the Conversion, referred to herein as the “Corporation”);

WHEREAS, the Member has approved the form, terms and provisions of the Articles of Conversion, to be filed with Secretary of State of the State of Florida (the “FL Articles of Conversion”), attached hereto as Exhibit A;

WHEREAS, the Member has approved the form, terms and provisions of the Certificate of Conversion, to be filed with Secretary of State of the State of Delaware (the “DE Certificate of Conversion”), attached hereto as Exhibit B;

WHEREAS, the Member has approved the form, terms and provisions of the Certificate of Incorporation of the Corporation to be filed with Secretary of State of the State of Delaware (the “Certificate of Incorporation”), attached hereto as Exhibit C;

WHEREAS, the Member has presented and recommended to the Member a Plan of Conversion (the “Plan of Conversion”), attached hereto as Exhibit D, of the Company;

WHEREAS, the Conversion shall be effective upon the filing of the Certificate of Conversion and the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”);

WHEREAS, at the Effective Time and as a consequence of the Conversion, all of the outstanding membership interests in the Company, shall, without any further action on the part of anyone, be canceled and extinguished and be converted into and represent ownership interest in the Corporation on a one for one basis, such that one hundred percent (100%) of the membership interests of the Company, shall, by virtue of the conversion, be converted into one hundred percent (100%) ownership of the of the Corporation; and

NOW, THEREFORE, BE IT RESOLVED, that the Conversion be, and hereby is, authorized and approved;

FURTHER RESOLVED, that the FL Articles of Conversion, substantially in the form reviewed by the undersigned and attached hereto as Exhibit A, be, and hereby is, in all respects authorized and approved;

FURTHER RESOLVED, that the DE Certificate of Conversion, substantially in the form reviewed by the undersigned and attached hereto as Exhibit B, be, and hereby is, in all respects authorized and approved;

FURTHER RESOLVED, that the Certificate of Incorporation, substantially in the form reviewed by the undersigned and attached hereto as Exhibit C, be, and hereby is, in all respects authorized and approved; and

FURTHER RESOLVED, that the form, terms and provisions of the Plan of Conversion, substantially in the form reviewed by the undersigned and attached hereto as Exhibit D, and the Company’s performance of its obligations under the Plan of Conversion be, and hereby are, in all respects, approved

II.	RATIFICATION OF PRIOR ACTS

RESOLVED, that any and all acts taken by any of the officers of the Company, taken on behalf of the Company, in connection with the foregoing be, and hereby are, ratified, confirmed and approved as the acts or actions of the Company.

III.	GENERAL

RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, any of the officers are hereby authorized and directed to take all such further actions and to negotiate, execute and deliver all such further instruments, documents and certificates, on behalf of the Company, and to pay all such fees and expenses, which shall in their sole judgment be necessary, proper or advisable.

The actions taken by this consent shall have the same force and effect as if taken at a special meeting of the Member duly called and constituted pursuant to the Act.

*****

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date first set forth above.

SOLE MEMBER

/s/ Jake Noch
Jake Noch

PRO MUSIC RIGHTS, LLC SOLE MEMBER WRITTEN CONSENT

EXHIBIT A

FLORIDA ARTICLES OF CONVERSION

EXHIBIT B

DELAWARE CERTIFICATE OF CONVERSION

EXHIBIT C

CERTIFICATE OF INCORPORATION

EXHIBIT D

FORM OF PLAN OF CONVERSION

PLAN OF CONVERSION

OF

PRO MUSIC RIGHTS, LLC,

a Florida Limited Liability Company

INTO

PRO MUSIC RIGHTS, INC.,

a Delaware Corporation

This PLAN OF CONVERSION (the “Plan”), dated as November 4, 2020, is hereby authorized, adopted and approved by Pro Music Rights, LLC, a Florida limited liability company (the “Converting LLC”) and its sole member, in order to set forth the terms, conditions and procedures governing the conversion (the “Conversion”) of the Converting LLC into a Delaware Corporation to be known as “Converted Entity” (the “Converted Entity”) pursuant to Sections 605.1041 through 605.1046 of the Florida Revised Limited Liability Company Act (the “FLLCA”) and Section 265 of the Delaware General Corporation Law (as amended, the “DGCL”).

WHEREAS, the Converting LLC is a limited liability company formed and existing under the laws of the State of Florida;

WHEREAS; the sole Member of the Converting LLC has determined that it is in the best interest of Converting LLC and its member to convert into a Delaware corporation, and the sole Member has authorized and approved the Conversion and the execution, delivery and filing of any and all instruments, certificates and documents necessary or desirable in connection therewith;

NOW, THEREFORE, the Converting LLC does hereby authorize, adopt and approve this Plan to effectuate the conversion of the Converting LLC to a Delaware corporation as follows:

1. Conversion. Upon the Effective Time (as hereinafter defined), the Converting LLC shall be converted from a Florida limited liability company into a Delaware corporation named “Pro Music Rights, Inc.” pursuant to Section 265 of the DGCL and Sections 605.1041 through 605.1046 of the FLLCA (the “Conversion”) and the Corporation, as converted to a Delaware corporation (the “Converted Entity”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Converted Entity shall be deemed to have commenced on the date the Corporation commenced its existence in the State of Florida.

2. Certificate of Conversion; the Certificate of Incorporation; Effective Time.

a. As promptly as practicable following the adoption of the Plan, the Converting LLC shall cause the Conversion to be effective by:

i.	filing articles of conversion pursuant to Section 605.1045 of the FLLCA, substantially in the form attached hereto as Exhibit A (the “Florida Articles of Conversion”) with the Florida Department of State Division of Corporations;

ii.	filing a certificate of conversion, substantially in the form attached hereto as Exhibit B, pursuant to Sections 103 and 265 of the DGCL in (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware; and

iii.	filing a certificate of incorporation of the Converted Entity substantially in the form attached hereto as Exhibit C (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware.

b. Effective Time. The Conversion shall become effective upon such filing of the Certificate of Conversion and the Certificate of Incorporation. The date and time of such effectiveness is referred to herein as the “Effective Time.”

3. Governance and Other Matters Related to the Converted Entity.

a. Bylaws. Upon the Effective Date, the bylaws substantially in the form attached hereto as Exhibit D (the “Delaware Bylaws”) will be the bylaws of the Converted Entity, and the Board of the Converted Entity shall adopt the Delaware Bylaws as promptly as practicable following the Effective Time.

b. Directors and Officers. The directors and officers of the Converted Entity immediately after the Effective Time shall be those individuals who were serving as officers, respectively, of the Converting LLC immediately prior to the Effective Time. The Converting LLC and, after the Effective Time, the Converted Entity and its Board of Directors shall take such actions to cause each of such individuals to be appointed as a director and/or officer, as the case may be, of the Converted Entity.

4. Effect of Conversion. At the Effective Time and as a consequence of the Conversion:

a. (a) the Converted Entity shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of the Converting LLC; (b) all debts due to the Converting LLC on whatever account shall be vested in the Converted Entity; (c) all claims, demands, property, rights (including without limitation, contract rights), privileges, powers and franchises (including without limitation all licenses, registrations and approvals of any governmental authority or self-regulatory organization to the extent the same may be transferred in accordance with the terms of their issuance) and every other interest of the Converting LLC shall be as effectively the property of the Converted Entity as they were of the Converting LLC prior to the Effective Time; (d) the title to any real estate vested by deed or otherwise in the Converting LLC shall not revert or be in any way impaired by reason of the Conversion, but shall be vested in the Converted Entity; (e) all rights of creditors and all liens upon any property of the Converting LLC shall be preserved unimpaired, limited in lien to the property affected by such lien as of the Effective Time; and (f) all debts, liabilities and duties of the Converting LLC shall thenceforth attach to the Converted Entity and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

b. all of the outstanding membership interests in the Converting LLC, shall, without any further action on the part of anyone, be canceled and extinguished and be converted into and represent ownership interest in the Converted Entity on a one for one basis, such that one hundred percent (100%) of the membership interests of the Converting LLC, shall, by virtue of the conversion, be converted into one hundred percent (100%) ownership of the Converted Entity.

5. Filings, Licenses, Permits, Titled Property, Etc. As applicable, following the Effective Time, Converted Entity shall apply for new state tax identification numbers, qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation. As required or appropriate, following the Effective Time, all real, personal or intangible property of Converting LLC which was titled or registered in the name of Converting LLC (including, without limitation, patents, trademarks and other intellectual interests) shall be retitled or reregistered, as applicable, in the name of Converted Entity by appropriate filings and/or notices to the appropriate parties (including, without limitation, any applicable governmental agencies). In addition, following the Effective Time, Converting LLC’s customer, vendor and investor communications (business cards, letterhead, websites, etc.) shall be revised to reflect the Conversion and Converted Entity’s corporate status.

6. Further Assurances. If, at any time after the Effective Time, Converted Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in Converted Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of Converting LLC, or (b) to otherwise carry out the purposes of this Plan, Converted Entity and its proper officers and directors (or their designees), are hereby authorized to solicit in the name of Converting Entity any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of Converting LLC all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of Converting LLC, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of Converting LLC and otherwise to carry out the purposes of this Plan.

7. Implementation and Interpretation; Termination and Amendment. This Plan shall be implemented and interpreted, prior to the Effective Time, by the sole member of Converting LLC and, following the Effective Time, by the Board of Directors of Converted Entity, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party or parties, including, without limitation, any officers of Converting LLC or Converted Entity, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties. The sole member of the Converting LLC or the Board of Directors of Converted Entity, as applicable, at any time and from time to time, may terminate, amend or modify this Plan.

8. Approval by the sole Member. The Plan of Conversion has been duly approved by the written consent of the sole member of the Converting LLC.

9. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

10. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

11. Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Florida and the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, Converting Entity has caused this Plan to be executed by its duly authorized representative, along with the unanimous consent of its sole member, as of the date first stated above.

THE COMPANY:

PRO MUSIC RIGHTS, LLC

By:	/s/ Jake Noch
Jake Noch, Member

THE MEMBER:

/s/ Jake Noch
Jake Noch

FLORIDA DEPARTMENT OF STATE

DIVISION OF CORPORATIONS

Attached is a form to convert a “Florida Limited Liability Company” into an “Other Business Entity” pursuant to section 605.1045, Florida Statutes. This form is basic and may not meet all conversion needs. The advice of an attorney is recommended.

Pursuant to s. 605.0102(23) a, F.S., entity means: a business corporation, a nonprofit corporation, a general partnership, including a limited liability partnership, including a limited partnership, including a limited liability limited partnership; a limited liability company; a real estate investment trust; or any other domestic or foreign entity that is organized under an organic law.

Filing Fee:	$ 25.00

Certified Copy (optional):	$ 30.00

Certificate of Status (optional):	$ 5.00

Send one check in the total amount payable to the Florida Department of State.

Please include a cover letter containing your telephone number, return address and certification requirements, or complete the attached cover letter.

Mailing Address:	Street Address:
Registration Section	Registration Section
Division of Corporations	Division of Corporations
P.O. Box 6327	The Centre of Tallahassee
Tallahassee, FL 32314	2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

For further information, you may contact the Registration Section at (850) 245-6051.

Important Notice: As a condition of conversion, pursuant to s.605.0212(10), F.S., each party to the conversion must be active and current through December 31 of the calendar year this document is being submitted to the Department of State for filing.

COVER LETTER

TO:	Registration Section
Division of Corporations

SUBJECT:	Pro Music Rights, LLC
Name of Florida Limited Liability Company

The enclosed Articles of Conversion and fee(s) are submitted to convert a Florida Limited Liability Company” into an “Other Business Entity” in accordance with s.605.1045, F.S.

Please return all correspondence concerning this matter to:

Richard Gora
Contact Person

Gora LLC
Firm/Company

2 Corporate Drive, Suite 210
Address

Trumbull, CT 06611
City, State and Zip Code

rich@goralaw.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Richard Gora	at	(203) 424-8021
Name of Contact Person		Area Code and Daytime Telephone Number

Enclosed is a check for the following amount:

☒ $25.00 Filing Fee	☐ $30.00 Filing Fee	☐$55.00 Filing Fee	☐ $60.00 Filing Fee,
	and Certificate of	and Certified Copy	Certified Copy, and
	Status		Certificate of Status

Mailing Address:	Street Address:
Registration Section	Registration Section
Division of Corporations	Division of Corporations
P.O. Box 6327	The Centre of Tallahassee
Tallahassee, FL 32314	2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Conversion

For

Florida Limited Liability Company

Into

“Converted or Other Business Entity”

The Articles of Conversion is submitted to convert the following Florida Limited Liability Company into an “Other Business Entity” in accordance with s. 605.1045, Florida Statutes.

1. The name of the Florida Limited Liability Company converting into the “Other Business Entity” is:

Pro Music Rights, LLC .
Enter Name of Florida Limited Liability Company

2. The name of the “Converted or Other Business Entity” is:

Pro Music Rights, Inc.
Enter Name of “Converted or Other Business Entity”

3. The “Converted or Other Business Entity” is a Corporation

(Enter entity type. Example: corporation, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

organized, formed or incorporated under the laws of Delaware

(Enter state, or if a non-U.S. entity, the name of the country) The formation document is attached (if applicable).

4. The plan of conversion was approved by the converting Florida Limited Liability Company in accordance with Chapter 605, F.S.

5. This conversion shall be effective in Florida on: November 4, 2020

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date of the conversion under the laws governing the “Other Business Entity.”)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

6. If the “Converted or Other Business Entity” is an out-of-state entity not registered to transact business in Florida, the “Converted or Other Business Entity”:

a.) Lists the following street and mailing address of an office the Florida Department of State may send and process served on the department pursuant to 605.0117 and Chapter 48.

Street Address:	3811 AIRPORT PULLING RD. N. STE. 203
NAPLES, FL 34105

Mailing Address:	3811 AIRPORT PULLING RD. N. STE. 203
NAPLES, FL 34105

7. The “Converted or Other Business Entity” has agreed to pay any members having appraisal rights the amount to which such members are entitled under ss. 605.1006 and 605.1061-605.1072, F.S.

Signed this 4TH                                         day of November                                                , 2020

Signature:	/s/ Jake Noch
Must be signed by a Member or Authorized Representative

Printed Name:	Jake Noch	Title:	Member

Fees:	Filing Fee:	$25.00
	Certified Copy:	$30.00 (Optional)
	Certificate of Status:	$5.00 (Optional)

Audit Trial

TITLE	PMR Conversion

FILE NAME	Filing Memo...1-4-20).pdf and 5 others

DOCUMENT ID	7da4830ae958ce377889fad4649855c6aacb7282

AUDIT TRIAL DATE FORMAT	MM/DD/YYYY

STATUS	● Completed

Document History

11 / 04 / 2020 17:43:59 UTC	Sent for signature to Jake P. Noch (jake@promusicrights.com) from gorallc@goralaw.com IP: 141.126.202.23

11 / 04 / 2020 17:50:29 UTC	Viewed by Jake P. Noch (jake@promusicrights.com) IP: 73.107.114.140

11 / 04 / 2020 17:55:21 UTC	Signed by Jake P. Noch (jake@promusicrights.com) IP: 73.107.114.140

11 / 04 / 2020 17:55:21 UTC	The document has been completed.